Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
MasTec, Inc.
Coral Gables, Florida
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-4 (file No. 333-142085), of our reports dated March 7, 2007, relating to the consolidated financial statements and the effectiveness of MasTec, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
BDO Seidman, LLP
Miami, Florida
May 22, 2007